EXHIBIT A

U.S. RARE EARTH MINERALS, INC.

BALANCE SHEETS

(UNAUDITED)

	November 20,	December 31,
	2017	2016

ASSETS

CURRENT ASSETS:
Cash	$22,662	$11,092
Accounts Receivable	44,379	9,600
Inventory	5,481	6,272
Total current assets	$72,522	$26,964

Property and Equipment, Net of Accumulated Depreciation of $275,161 and $266,366 respectively	686,535	24,707

TOTAL ASSETS	$759,057	$51,671

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:

Accounts payable and accrued expenses	$7,568	$37,165
Accounts payable – related party	-	168,325
10% Series A Senior (non-subordinated) debentures	5,000	5,000
Loans payable	25,000	25,000
Notes payable	80,000	80,000
Accrued interest	27,676	26,776
Total current liabilities	145,194	342,266

Total liabilities	145,194	342,266

STOCKHOLDERS' DEFICIT:
Preferred stock: $0.001 par value; 50,000,000 authorized, 440,500 shares issued and outstanding as of June 30, 2017 and December 31, 2016	441	441
Common stock: $0.001 par value; 300,000,000 authorized, 105,416,350 and 28,166,350 shares issued and outstanding as of November 20, 2017 and December 31, 2016 respectively	105,416	28,166
Additional paid in capital	14,637,719	13,563,598
Accumulated deficit	(14,129,713)	(13,882,800)
Total stockholders' deficit	613,863	(290,595)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$759,057	$51,671